                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         DATA BROADCASTING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         DATA BROADCASTING CORPORATION
                                22 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

To our Stockholders:

     You are cordially invited to attend the annual meeting of the stockholders of Data Broadcasting Corporation, a Delaware corporation, to be held at the Regent Wall Street, 55 Wall Street, New York, New York on June 15, 2001 at 10:00 a.m. New York City time.

     At the annual meeting, you are being asked to approve an amendment to our certificate of incorporation to change our name to Interactive Data Corporation, to elect 10 members to our board of directors, to approve the adoption of an Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2001. In addition, we will report to you on our company's progress during the past year and receive your questions and comments concerning our company.

     After careful consideration, your board of directors unanimously approved the amendment to our certificate of incorporation to change our name to Interactive Data Corporation and the other proposals noted above and described more fully in the proxy statement accompanying this letter. The board of directors believes that the name Interactive Data Corporation more aptly represents our mission and the many opportunities that await us. YOUR BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AND THE OTHER PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

     Whether or not you plan to attend our annual meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the annual meeting. Additionally, stockholders can vote their shares by using a toll-free telephone number or via the Internet. Instructions for using these services are set forth on the enclosed materials. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     The proxy statement accompanying this letter provides you with detailed information about the amendment to our Certificate of Incorporation and the other proposals described in the proxy statement. We encourage you to read the documents carefully.

     Thank you, and we look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Stuart J. Clark
                                          STUART J. CLARK
                                          President and Chief Executive Officer

Bedford, Massachusetts
April 30, 2001

                         DATA BROADCASTING CORPORATION
                                22 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

To Our Stockholders:

     YOU ARE HEREBY NOTIFIED that the annual meeting of our stockholders will be held at the Regent Wall Street, 55 Wall Street, New York, New York on June 15, 2001 at 10:00 a.m. New York City time, for the following purposes:

          To consider and act upon a proposal to amend our certificate of incorporation to change the name of our corporation to Interactive Data Corporation.

          To elect a board of directors of 10 members to serve until our next annual meeting or until their successors have been duly elected and qualified or their earlier death, resignation or removal.

          To consider and act upon a proposal to approve the adoption of an Employee Stock Purchase Plan.

          To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

          To transact any other business as may properly be brought before our annual meeting or any adjournment or postponement thereof.

     The amendment to our certificate of incorporation and the other proposals listed above are described in the accompanying proxy statement which you are urged to read carefully and in its entirety.

     The board of directors has fixed the close of business on April 23, 2001 as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be available for review at our principal offices located at 22 Crosby Drive, Bedford, Massachusetts 01730 and at our offices at 100 William Street, 17th floor, New York, New York 10038 during normal business hours for a period of 10 days prior to the meeting and will be available at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Andrea H. Loew
                                          ANDREA H. LOEW
                                          Corporate Secretary

Bedford, Massachusetts
April 30, 2001

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE
  ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR
   SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET. DO NOT SEND ANY STOCK
                       CERTIFICATES WITH YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers.......................................    1
The Annual Meeting..........................................    3
  General...................................................    3
  Date, Place and Time......................................    3
  Record Date...............................................    3
  Stockholders Entitled to Vote.............................    3
  Vote Required; Voting at the Meeting......................    3
  Voting of Proxies.........................................    4
  Solicitation of Proxies...................................    4
  Rights of Dissenting Stockholders.........................    4
Proposal to Amend our Certificate of Incorporation to Change
  our Name to Interactive Data Corporation..................    5
Election of Directors.......................................    6
  Nominees..................................................    6
  Board Committees and Meetings.............................    8
  Security Ownership of Nominees and Management.............    9
  Executive Compensation....................................   11
  Stock Option Grants.......................................   12
  Option Exercises and Fiscal Year-End Values...............   13
  Compensation of Directors.................................   13
  Employment Contracts and Termination of Employment and
     Change of Control Arrangements.........................   13
  Compliance with Section 16(a) of the Exchange Act.........   13
  Report of the Audit Committee of the Board Of Directors...   14
  Compensation Committee Report on Executive Compensation...   15
  Stock Performance Graph...................................   16
  Transactions with Pearson.................................   17
Proposal to Approve the Adoption of the Employee Stock
  Purchase Plan.............................................   18
  Plan Summary..............................................   18
  Amendment.................................................   18
  New Benefits..............................................   19
  Federal Income Tax Consequences of Participation in the
     Employee Stock Purchase Plan...........................   19
  Vote Required and Recommendation..........................   19
Proposal to Ratify the Appointment of Auditors..............   20
Stockholder Nomination of Directors.........................   21
Stockholder Proposals.......................................   21

                             QUESTIONS AND ANSWERS

Q: WHEN AND WHERE IS THE MEETING?

A: The meeting will be held at the Regent Wall Street, 55 Wall Street, New York,
   New York, on June 15, 2001, at 10:00 a.m. New York City time.

Q: WHO CAN VOTE ON THE PROPOSALS PRESENTED IN THIS PROXY?

A: Holders of our common stock at the close of business on April 23, 2001, the record date relating to the meeting, may vote.

Q: WHAT VOTE IS REQUIRED?

A: The amendment to our certificate of incorporation to change our name to Interactive Data Corporation must be approved by the affirmative vote of over 50% of the outstanding shares of our common stock. Directors will be elected by a plurality of the votes cast. The proposal to approve the adoption of the Employee Stock Purchase Plan and the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditor each require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

   Pearson DBC Holdings Inc., a Delaware corporation and an indirect subsidiary of Pearson plc ("Pearson"), owns a total of 56,423,949 shares of our common stock, or approximately 60% of the total number of shares of our common stock outstanding on the record date. Pearson DBC Holdings has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to assume the approval of the amendment, the election of the nominees for director named herein, the approval of the adoption of the Employee Stock Purchase Plan and the approval of the appointment of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

Q: WHAT DO I NEED TO DO NOW?

A: Read this proxy statement and the attached appendices. Then, if you choose to vote by proxy, you can (i) complete your proxy card and indicate how you want to vote or (ii) vote your shares either by telephone or via the Internet, the instructions for which are set forth on the proxy card. Voting by telephone or via the Internet eliminates the need to return the proxy card. If you decide to vote by mail, sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card or vote by telephone or via the Internet even if you currently expect to attend the meeting and vote in person. Mailing in a proxy card or voting by telephone or Internet now will not prevent you from later canceling or "revoking" your proxy right up to the day of the meeting, and you will ensure that your shares are voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the amendment to our certificate of incorporation to change our name to Interactive Data Corporation, FOR the election of the nominees to our board of directors, FOR the approval of the adoption of the Employee Stock Purchase Plan and FOR the ratification of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES
   FOR ME?

A: You should follow the directions your broker provides in order to instruct your broker how to vote. Without instructions, your broker will not vote your shares on the proposal to change our name to Interactive Data Corporation. However, your broker will not require instructions from you to vote for the election of the nominees for director named herein, for the adoption of The Employee Stock Puchase Plan or for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your shares are voted at the annual meeting by delivering a signed notice of revocation to our corporate secretary, by delivering a later dated signed proxy card, by submitting a new proxy by telephone or via the Internet or by attending the annual meeting and voting in person.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT DATA BROADCASTING?

A: We file reports and other information with the Securities and Exchange
   Commission. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. The reports and information also are available at the Internet site the SEC maintains at http://www.sec.gov. You also can request copies of these documents from us at no charge to you.

                               THE ANNUAL MEETING

GENERAL

     We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors. Our board of directors will use the proxies at the annual meeting of our stockholders to be held on June 15, 2001 and at any adjournment or postponement thereof for the following purposes:

     - To consider and act upon a proposal to amend our certificate of incorporation to change the name of our corporation to Interactive Data Corporation.

     - To elect a board of directors of 10 members, to serve until our next annual meeting or until their successors have been duly elected and qualified or upon their earlier death, resignation or removal.

     - To consider and act upon a proposal to approve the adoption of an Employee Stock Purchase Plan.

     - To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

     - To transact any other business as may properly be brought before our annual meeting or any adjournment or postponement thereof.

     This proxy statement, notice of meeting and proxy cards are first being mailed on or about April 30, 2001 to our stockholders eligible to vote at the meeting.

DATE, PLACE AND TIME

     The annual meeting of our stockholders will be held on June 15, 2001, at the Regent Wall Street, 55 Wall Street, New York, New York at 10:00 a.m. New York City time.

RECORD DATE

     The board of directors fixed the close of business on April 23, 2001 as the record date for the annual meeting. Accordingly, only holders of our common stock of record at the close of business on April 23, 2001, will be entitled to notice of, and to vote at, the annual meeting.

STOCKHOLDERS ENTITLED TO VOTE

     As of the close of business on April 23, 2001, there were 94,220,115 shares of our common stock outstanding, and such shares of common stock were held by approximately 1,631 holders of record. Each share of our common stock entitles the holder thereof to one vote. Pearson DBC Holdings Inc., an indirect subsidiary of Pearson, held 56,423,949 shares of our common stock, or approximately 60% of the total number of shares of our common stock outstanding on the record date.

VOTE REQUIRED; VOTING AT THE MEETING
QUORUM:

     Representation of a majority of our shares of common stock outstanding on the record date, either in person or by proxy, will constitute a quorum for the meeting.

PROPOSALS AND VOTE REQUIRED FOR APPROVAL:

PROPOSAL                                      VOTE REQUIRED FOR APPROVAL
--------                                      --------------------------
Approval of an Amendment to our               Requires the affirmative vote of more than 50% of the
Certificate of Incorporation to change the    outstanding shares of our common stock.
name of our corporation to Interactive
Data Corporation.

Election of Directors.                        Requires a plurality of the votes cast.

Approval of the adoption of an Employee       Requires the affirmative vote of a majority of the
Stock Purchase Plan.                          shares present in person or represented by proxy at
                                              the meeting and entitled to vote on the proposal.

Ratification of the appointment of            Requires the affirmative vote of a majority of the
PricewaterhouseCoopers LLP as our             shares present in person or represented by proxy at
independent auditor for our fiscal year       the meeting and entitled to vote on the proposal.
ending December 31, 2001.

APPROVAL:

     Pearson DBC Holdings Inc., which as of April 23, 2001 owned approximately 60% of the outstanding shares of common stock, has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to assume the approval of the amendment, the election of the nominees for director named herein, the approval of the adoption of the Employee Stock Purchase Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2001.

VOTING OF PROXIES

     All properly executed proxies, and all proxies properly submitted by telephone or via the Internet, received before the vote at the annual meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies or indicated by telephone or Internet, as applicable. If no instructions are indicated on a returned proxy, such proxies will be voted FOR the amendment of our certificate of incorporation to change the name of our corporation to Interactive Data Corporation, FOR the election of the nominated slate of directors, FOR the approval of the adoption of the Employee Stock Purchase Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for our fiscal year ending December 31, 2001.

     A stockholder who has given a proxy solicited by our board of directors may revoke it by

     - delivering a signed notice of revocation to our corporate secretary;

     - delivering a signed later dated proxy;

     - submitting a new proxy by telephone or via the Internet; or

     - attending the annual meeting and voting in person.

     Any written notice of revocation must be sent to Data Broadcasting Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730, Attention: Corporate Secretary so as to be delivered at or before the taking of the vote at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from stockholders by telephone or in person. These persons will not receive additional compensation for soliciting proxies but may be reimbursed reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to our stockholders. We may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred. We will pay for all of the expenses of the solicitation of proxies for the annual meeting.

RIGHTS OF DISSENTING STOCKHOLDERS

     Under Delaware law, our stockholders have no dissenters' rights or appraisal rights with respect to any of the actions proposed to be taken at our Annual Meeting.

               PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
               TO CHANGE OUR NAME TO INTERACTIVE DATA CORPORATION

     The board of directors has unanimously approved, and recommends to our stockholders, the change of the name of our corporation to Interactive Data Corporation. Our board of directors believes that it is in our best interests to change our name to Interactive Data Corporation to more accurately reflect our core mission and to avoid misunderstandings of our business. For these reasons our board of directors believes that the name change will bring us enhanced value. This name change will allow us to benefit from the strong brand recognition enjoyed by the institutional side of our business, which has been trading as Interactive Data since 1968. It also distances our company from older technologies (i.e., broadcasting) that are in decline within the target segment of our retail business.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO INTERACTIVE DATA CORPORATION.

                             ELECTION OF DIRECTORS

     At our annual meeting, 10 directors are to be elected, each to hold office (subject to our by-laws) until the next annual meeting of our stockholders and until a respective successor has been elected and qualified or until the respective director's earlier death, resignation or removal. Stuart Clark, John Fallon, Donald P. Greenberg, Stephen Hill, Alan J. Hirschfield, Philip J. Hoffman and Allan R. Tessler were elected to serve as directors at our last annual meeting. Following the resignations of two directors, our board of directors appointed Gloria Samuels and Giles Spackman to serve as directors on October 23, 2000. Carl Spielvogel was elected to serve as a director at our last annual meeting. As a result of his appointment to serve as the United States Ambassador to the Slovak Republic, Mr. Spielvogel subsequently resigned from our board of directors. Upon the completion of his responsibilities as a United States Ambassador, Mr. Spielvogel was reappointed to our board of directors on April 16, 2001. If any nominee should become unavailable for any reason, which management does not anticipate, the proxies will be voted for any substitute nominee or nominees who may be selected by the board of directors prior to or at the annual meeting or, if no substitute is selected by the board of directors prior to or at the annual meeting, for a motion to reduce the membership of the board to the number of nominees available. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named below. Shares may not be voted cumulatively. Pursuant to our by-laws, the 10 candidates receiving the greatest number of votes shall be elected as directors.

NOMINEES

     Our nominees for director are as follows:

     Stuart Clark (53) has been president and chief executive officer of our company since February 29, 2000, and has been employed in the financial information industry since 1968. Prior to his current position with the company he had been president of the original Interactive Data Corporation since 1995. From 1993 to 1995, Mr. Clark was a director of UK based Financial Times Information, with specific management responsibility for the Market Data Division. Prior to 1993, Mr. Clark had led the Market Data Division of Extel Financial Limited, which was acquired by Pearson's Financial Times Group in December 1993.

     John Fallon (38) has served as president of Pearson Inc. since January 1, 2001. From October 1997 through December 31, 2000, Mr. Fallon served as communications director for Pearson and was responsible for that company's global investor relations, media relations, employee communications and strategic positioning. Prior thereto he served as communications director for PowerGen plc, an international energy group.

     Donald P. Greenberg (67) has been a professor at Cornell University, Ithaca, New York, for the past 32 years. He is the Jacob Gould Sherman professor of computer graphics and the director of the computer graphics program at Cornell University. In 1987, Dr. Greenberg received the ACM SIGGRAPH Steven A. Coons award for outstanding creative contributions to computer graphics and in 1991 was named a member of the National Academy of Engineering. He is the founding director of the National Science Foundation's Science and Technology Center for Computer Graphics and Scientific Visualization. Dr. Greenberg currently serves on the board of directors of Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

     Stephen Hill (40) has been chairman of the board of directors of our company since February 29, 2000. He has also served as chief executive officer of Pearson's Financial Times Group since 1998 and he is a member of Pearson's management board. From 1996 to 1998, Mr. Hill was chief executive officer of The Financial Times, and from 1995 to 1996 he was chief executive officer of the Westminster Press Ltd, a newspaper publishing subsidiary of Pearson. Mr. Hill joined Pearson in 1987 as head of strategy, and was heavily involved in Pearson's expansion into satellite television broadcasting. Mr. Hill currently serves on the boards of MarketWatch.com, Inc. and Royal & Sun Alliance Insurance Group plc.

     Alan J. Hirschfield (65) is a private investor. Mr. Hirschfield served as co-chairman of our board of directors from June 1992 until February 29, 2000 and served as our co-chief executive officer from 1992 to November 29, 1999. Prior to becoming our co-chief executive officer, Mr. Hirschfield served as a managing director of Schroder Wertheim & Co. Inc. and as a consultant to the entertainment and media industry. He formerly served as chief executive officer of Twentieth Century Fox Film Corp. and Columbia Pictures Inc. from 1980 to 1985 and 1973 to 1978, respectively. Mr. Hirschfield currently serves on the boards of J Net Enterprises, Inc., a technology holding company, Cantel Industries, Inc., a distributor of medical and scientific equipment and Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

     Philip J. Hoffman (42) is chief executive officer of Learning Network Inc., Pearson's internet based education business. From January 1, 1998 through December 31, 2000, Mr. Hoffman was president of Pearson Inc. From January 1, 1997 to December 31, 1998, Mr. Hoffman was executive vice president, chief financial and administrative officer for Pearson's Penguin Group. Prior thereto, Mr. Hoffman held various executive positions at Pearson Inc., including vice president -- finance from June 1, 1995 to December 31, 1996, and as vice president, company secretary and director of taxation from January 1, 1995 to June 1, 1995.

     Gloria Samuels (39) has been chief executive officer of Pearson Technology Centre, a division of Pearson, since December 1998. From 1996 until 1998, Ms. Samuels was senior vice president for program management at Simon & Schuster. Prior thereto, Ms. Samuels was the director for information technology at PepsiCo.

     Giles Spackman (36) has been finance director of Pearson's Financial Times Group since July 2000. From August 1999 until July 2000, Mr. Spackman was the group strategy director for Pearson. From April 1996 until July 1999, Mr. Spackman was chief financial officer and then chief operating officer of Time Inc. Atlantic, the division of Time Inc. responsible for Europe, the Middle East and Africa. Prior thereto, Mr. Spackman was a consultant at McKinsey & Company. Mr. Spackman also serves on the board of MarketWatch.com, Inc.

     Carl Spielvogel (72) is chairman and chief executive officer of Carl Spielvogel Associates, Inc. Mr. Spielvogel served as the United States Ambassador to the Slovak Republic from August 2000 to April 2001. Mr. Spielvogel served as chairman and chief executive officer of the United Auto Group, Inc. a publicly traded operator of multiple-franchise auto dealerships until April 1997 and as a consultant to the United Auto Group, Inc. from April 1997 until December 2000. Mr. Spielvogel was associated with Backer Spielvogel Bates Worldwide, Inc., an advertising and marketing communications company, from July 1987 until January 1, 1994. He served in various positions with Backer Spielvogel Bates Worldwide, including chairman and chief executive officer. He was vice chairman and a member of the board of directors of Interpublic Group of Companies, Inc. for approximately 20 years. Mr. Spielvogel also served on The Financial Times' outside advisory committee on business matters until he took a leave of absence from the committee to become the United States Ambassador to the Slovak Republic.

     Allan R. Tessler (64) served as co-chairman of our board of directors from June 1992 until February 29, 2000 and served as our co-chief executive officer from June 1992 to November 29, 1999. Mr. Tessler has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He is also chairman of the board and chief executive officer of J Net Enterprises, Inc., a technology holding company, and chairman of the board of InterWorld Corporation, a provider of sell-side e-commerce software. He was chairman of the board of Enhance Financial Services Group Inc., a municipal bond reinsurer from 1984 to February 2001. From 1989 to 1996 he was chairman of the board of Great Dane Holdings, Inc., a diversified holding company. Since January 1997, Mr. Tessler has also served as chairman of Checking Holdings Corp. IV, a private holding company. From December 1991 through September 1993, Mr. Tessler was chairman of the board and chief executive officer of Ameriscribe, Inc., a national provider of facilities management services. Mr. Tessler also serves on the boards of The Limited, Inc., a specialty retailer, and Allis-Chalmers Corporation, a machine repair business.

     These individuals will be placed in nomination for election to the board of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

     The shares represented by the proxy cards returned will be voted FOR election of these nominees unless an instruction to the contrary is indicated on the proxy card.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, our board of directors held nine meetings and took one action by written consent. Our board of directors has an audit committee, a compensation committee and an independent committee. Our board of directors does not have a nominating committee, such matters are discussed by our board as a whole. Other than Mr. Fallon, each of the current directors attended over 75% of the meetings of the board of directors and of the committees of the board of directors on which they served during the fiscal year ended December 31, 2000.

     The audit committee is currently composed of Messrs. Hirschfield and Tessler with Mr. Tessler serving as its chairman. Mr. Spielvogel served as a member of the audit committee for a portion of the year until he resigned from the board of directors as a result of his appointment as the United States Ambassador to the Slovak Republic. The audit committee is currently composed of independent directors, as defined under the applicable Nasdaq listing rule currently in effect. Messrs. Hirschfield and Tessler will not be deemed independent under the applicable Nasdaq listing rule that takes effect on June 14, 2001. Therefore, following the annual meeting, the audit committee's composition will be modified. This may require the addition of one or two new directors who meet the definition of independence. No potential new directors have been identified as of the date of this proxy statement. If a new director candidate is identified in sufficient time prior to the annual meeting, he or she will stand for election and the company will distribute a supplement to this proxy statement. Otherwise, any additional directors will be appointed by the Board and will stand for election at the next annual meeting.

     The audit committee functions pursuant to a written charter which was adopted by the Board during the past year and is attached hereto as Appendix A. The audit committee is currently charged with, among other things, recommending to the board of directors the engagement or discharge of the independent auditors, reviewing the plan and results of the auditing engagement with the independent auditors of our company and with the officers of our company, reviewing with the officers of our company the scope and nature of our company's internal accounting controls and reporting to the board of directors on the audit committee's activities, conclusions and recommendations, including a recommendation as to whether our company's audited financial statements should be included in our company's Annual Report on Form 10-K. During our 2000 fiscal year, the audit committee met on five occasions and acted by written consent on one occasion.

     The compensation committee is currently composed of Messrs. Greenberg, Hill and Hoffman, with Mr. Hill as its chairman. The committee may take (but has historically recommended to the full board of directors) any and all actions which may be taken by our board of directors to review and approve executive and senior management compensation. During our 2000 fiscal year, the compensation committee met on two occasions and acted by written consent on one occasion.

     The independent committee is currently composed of Messrs. Greenberg, Hirschfield and Tessler, with Mr. Tessler as its chairman. The committee was formed on February 14, 2001. The committee is delegated all authority of our board of directors to consider, negotiate and approve on behalf of our company all transactions and agreements between our company and Pearson or any of Pearson's affiliates.

SECURITY OWNERSHIP OF NOMINEES AND MANAGEMENT(1)

     The following table sets forth as of April 23, 2001, certain information regarding the shares of our common stock beneficially owned by (i) each beneficial holder of more than 5% of the outstanding shares of our common stock,
(ii) each named director, (iii) each named director nominee, (iv) our chief executive officer, our former chief executive officer, the other executive officers and former chief executive officer named in the compensation tables below and (v) all of our directors, nominees for director and executive officers as a group.

                                                                    BENEFICIAL OWNERSHIP
                                                            -------------------------------------
                                                             AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP        TOTAL
----------------                                            -----------------------    ----------
Pearson DBC Holdings Inc.(2)..............................   56,423,949 -- Direct        59.88%
  c/o Pearson Inc.
  1330 Avenue of the Americas
  New York, NY 10014
Stuart Clark..............................................     60,000 -- Direct           *
  President, Chief Executive Officer and Director
Steven G. Crane...........................................    40,000 -- Direct(3)         *
  Executive Vice President and Chief Financial Officer
John Fallon...............................................             0                  *
  Director
Donald P. Greenberg.......................................    35,000 -- Direct(3)         *
  Director
Stephen Hill..............................................             0                  *
  Chairman of the Board
Alan J. Hirschfield.......................................  1,487,145 -- Indirect(4)      1.58%
  Director
Philip J. Hoffman.........................................             0                  *
  Director
Mark Imperiale............................................   856,667 -- Direct(5)         *
  Former President and Chief Executive Officer(6)
John King.................................................             0                  *
  Chief Operating Officer of FT Interactive Data Division
Andrea H. Loew............................................             0                  *
  Vice President, General Counsel and Corporate Secretary
Gloria Samuels............................................             0                  *
  Director
Giles Spackman............................................             0                  *
  Director
Carl Spielvogel...........................................    72,000 -- Direct(7)         *
  Director
Allan R. Tessler..........................................   275,000 -- Direct(8)         1.91%
  Director                                                  1,528,545 -- Indirect(9)
All current directors, nominees and executive officers as
  a group (13 persons)....................................       3,497,690(10)            3.71%

---------------
  *  Less than 1%

 (1) The table is based upon information supplied by officers, directors, director nominees and principal stockholders of our company and information set forth on any statements filed with the Securities and Exchange Commission, pursuant to Sections 13(d) or 13(g) of the Exchange Act. Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

 (2)On February 29, 2000, Pearson Longman, Inc., an indirect subsidiary of Pearson, was issued these shares pursuant to the merger between our company and Interactive Data Corporation, a wholly-owned subsidiary of Pearson Longman. Since that time, Pearson Longman has transferred such shares to Pearson DBC Holdings Inc., another indirect subsidiary of Pearson.

 (3) Represents shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of April 23, 2001.

 (4) Held of record directly by Alan J. Hirschfield Living Trust. Includes 275,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of April 23, 2001.

 (5) Includes 666,667 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of April 23, 2001.

 (6) Mr. Imperiale served as our company's President and Chief Executive Officer from October 1, 1999 until February 29, 2000.

 (7)Includes 2000 shares which may be acquired upon exercise of presently exercisable options.

 (8) Represents shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of April 23, 2001.

 (9) Includes 983,545 shares held of record by ART/FGT Family Partners Ltd. and 545,000 shares held of record by Tessler Family Limited Partnership.

(10) Includes 627,000 shares which may be acquired upon exercise of presently exercisable options or options which may be exercised within 60 days of April 23, 2001.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of our chief executive officer, our former chief executive officer and three other executive officers through the end of the fiscal year ended December 31, 2000. As of December 31, 2000, our company had no additional executive officers. Our fiscal year was changed in March 2000 from a July 1 -- June 30 fiscal year to a January 1 -- December 31 fiscal year. Information for 1998 and 1999 is presented for the calendar year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION              AWARDS
                                           ----------------------------------   ------------
                                                                 OTHER ANNUAL                     ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS($)   COMPENSATION    OPTIONS(#)    COMPENSATION($)
---------------------------         ----   --------   --------   ------------   ------------   ---------------
Stuart Clark(1)...................  2000   $250,000   $216,908     $179,813(2)     36,254               --
  President and Chief Executive
  Officer
Mark I. Imperiale(3)..............  2000   $100,000   $165,625           --            --         $533,465(4)
  Former Chief Executive            1999   $390,632   $375,000           --       666,667         $  3,470(4)
  Officer, President and            1998   $300,000   $175,000           --            --         $  3,470(4)
  Chief Operating Officer
Steven G. Crane...................  2000   $300,000   $150,000           --        60,000         $230,174(5)
  Chief Financial Officer           1999   $ 27,308         --           --       120,000               --
John King(6)......................  2000   $208,333   $120,500     $ 39,234(7)         --         $  2,646(8)
  Chief Operating Officer of FT
  Interactive Data Division
Andrea H. Loew(9).................  2000   $149,084   $104,220           --            --         $  4,400(10)
  Vice President, General
  Counsel and Corporate
  Secretary

---------------
 (1) Mr. Clark was appointed President and Chief Executive Officer of our company on February 29, 2000. Information in this table reflects compensation received by Mr. Clark from February 29, 2000 through December 31, 2000.

 (2) Mr. Clark's other annual compensation for 2000 consisted of housing allowance, car allowance, tuition reimbursement and a tax gross-up.

 (3) Mr. Imperiale served as our company's Chief Executive Officer and President from October 1, 1999 until February 29, 2000. Prior to that time, Mr. Imperiale served as our company's President, Chief Operating Officer and Chief Financial Officer. Information in this table for 2000 reflects compensation received by Mr. Imperiale from January 1, 2000 through February 29, 2000. On February 29, 2000, Mr. Imperiale entered into a termination agreement with our company pursuant to which our company paid Mr. Imperiale $2,700,000 during the 2000 fiscal year.

 (4) Mr. Imperiale's other compensation for 2000 consisted of matching contributions to our company's 401(k) plan and consulting services. Other compensation for 1998 and 1999 consisted of matching contributions to our company's 401(k) plan. Mr. Imperiale has also been paid $530,000 in fiscal year 2000 for certain consulting services he provided our company after the termination of his employment with our company. In addition, on February 29, 2000 our company loaned Mr. Imperiale $1,000,000 to purchase shares of our company's common stock. As of December 31, 2000, $742,600 of the principal amount of this loan was still outstanding.

 (5) Mr. Crane's other compensation for 2000 consisted of matching contributions to our company's 401(k) plan and relocation costs. In addition, in 2000 our company entered into a $212,000 bridge loan agreement with Mr. Crane to facilitate the purchase of his principal residence. As of December 31, 2000, this loan had been repaid.

 (6) On February 29, 2000, as a result of the merger between Data Broadcasting and Interactive Data, the division for which Mr. King is Chief Operating Officer became a part of our company. Information in this table reflects compensation received by Mr. King from February 29, 2000 through December 31, 2000.

 (7) Mr. King's other annual compensation for 2000 consisted of vacation pay buyout and a tax gross-up.

 (8) Mr. King's other compensation for 2000 consisted of matching contributions to our company's 401(k) plan.

 (9) Ms. Loew was appointed General Counsel, Vice President and Corporate Secretary of our company on February 29, 2000. Information in this table reflects compensation received by Ms. Loew from February 29, 2000 through December 31, 2000.

(10) Ms. Loew's other compensation for 2000 consisted of matching contributions to our company's 401(k) plan.

OPTION GRANTS LAST FISCAL YEAR

     The following table provides information concerning grants of stock options under our company's 2000 Long Term Incentive Plan for the named executive officers for the fiscal year ended December 31, 2000. Our company did not grant any stock appreciation rights during the fiscal year ended December 31, 2000.

                                                         INDIVIDUAL GRANTS
                                                   -----------------------------
                                NUMBER OF SHARES    % OF TOTAL
                                OF COMMON STOCK      OPTIONS
                                   SUBJECT TO       GRANTED TO
                                    OPTIONS        EMPLOYEES IN   EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                               GRANTED(#)      FISCAL YEAR    ($ PER SHARE)       DATE      PRESENT VALUE($)
----                            ----------------   ------------   --------------   ----------   ----------------
Stuart Clark..................       36,254             4%            $3.31        12/15/10         $ 84,110
Steven G. Crane...............       60,000             7%            $3.00        10/16/10         $126,000
Mark I. Imperiale.............           --            --                --           --                  --
John King.....................           --            --                --           --                  --
Andrea H. Loew................           --            --                --           --                  --

     All options reported above were awarded under our company's stockholder approved 2000 Long Term Incentive Plan. Pursuant to the terms of the plan, the exercise price per share for all options is determined by the committee authorizing such award, our board of directors or any party designated by the committee or our board of directors. Stock option exercise prices were equal to the fair market value of our company's common stock on the date of grant.

     One-third of the total number of options granted to Mr. Clark (rounded to the nearest whole number) will vest and become exercisable on the first anniversary of the date of grant, and the remaining options will vest and become exercisable in 36 equal installments on the last day of each calendar month, commencing with the month such first anniversary occurs. One-third of the total number of options granted to Mr. Crane will vest and become exercisable on each of the first three anniversaries of the date of grant.

     "Grant Date Present Value" has been calculated using the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The actual value, if any, an executive officer may realize will depend on the extent to which the conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. It is highly unlikely that the value realized by the above employees will be consistent with the value estimated by Black-Scholes model. The estimated values under that model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under our company's 2000 Long Term Incentive Plan which cannot be transferred.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during the fiscal year ended December 31, 2000 and unexercised stock options held as of December 31, 2000 by the named executive officers.

                                                           NUMBER OF                    DOLLAR VALUE OF
                                                          UNEXERCISED               UNEXERCISED IN-THE-MONEY
                         SHARES        DOLLAR          OPTIONS AT FY-END               OPTIONS AT FY-END
                        ACQUIRED       VALUE      ----------------------------    ----------------------------
NAME                   OR EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------    --------    -----------    -------------    -----------    -------------
Stuart Clark.........      --           --               --          36,254           --              $0
Steven G. Crane......      --           --           40,000         140,000           $0              $0
Mark I. Imperiale....      --           --          666,667              --           $0              --
John King............      --           --               --              --           --              --
Andrea H. Loew.......      --           --               --              --           --              --

     The exercise price of all unexercised options at fiscal year-end exceeded the average of the high ask and low bid price for our common stock as reported by The Nasdaq National Market System for December 29, 2000, the last trading day of 2000, which was $3.375.

COMPENSATION OF DIRECTORS

     The annual fee for non-employee directors is $12,000, with the chairman of the audit committee receiving a $3,000 premium. During fiscal year 2000, Mr. Greenberg, Mr. Hirschfield, Mr. Spielvogel and Mr. Tessler each received fees of $12,000 and reimbursement for travel expenses for service to the board of directors. The chairman of the audit committee received a $3,000 premium during fiscal year 2000. Mr. Hill, Mr. Hoffman, Mr. Fallon, Ms. Samuels and Mr. Spackman, all of whom are affiliated with Pearson, did not receive compensation for service on the board of directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     We entered into an employment agreement with Mr. Crane, our chief financial officer, on October 15, 1999. The term of his agreement commenced on November 29, 1999 and continues until June 30, 2003. The agreement provides for a base salary of a minimum of $300,000 annually through June 30, 2001, and an increase thereafter to $325,000. Mr. Crane is also entitled to receive a performance based bonus of up to 100% of his base salary subject to the discretion of the compensation committee of our board of directors. For fiscal 2000 Mr. Crane was guaranteed a bonus of 50% of his base salary. In addition, Mr. Crane was granted an option to acquire 120,000 shares of common stock upon the commencement of the agreement and an option to purchase an additional 60,000 shares on its first anniversary, each vesting over a three-year period. Mr. Crane is prohibited from competing with us during the entire term of the agreement and for two years after its termination. In the event of certain involuntary terminations (i) Mr. Crane will receive a lump sum payment equal to 150% of his base salary for a period of the greater of one year or the balance of his employment term and (ii) the period under which Mr. Crane is subject to a covenant not to compete with us will be reduced to one year. In the event of a change of control and the termination of Mr. Crane, any of Mr. Crane's issued but unvested options will vest immediately.

     We currently have no other compensation plan or arrangement with respect to any of the executive officers named on the Summary Compensation Table, which is or will be triggered by the resignation, retirement, or other termination of such individual's employment with us or by a change in our control or a change in the individual's responsibilities following a change in control.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To our knowledge, based upon a review of the Section 16(a) reports furnished to us and the written representations of officers and directors, all these filing requirements were satisfied by our directors and executive officers, except that Steven G. Crane, Gloria Samuels and Giles Spackman filed late their respective Initial Statements of Beneficial Ownership of Securities (related to the commencement of their employment with our company or appointment as a director of our company), Stuart Clark and Steven Crane did not timely file their respective statements pertaining to option grants in 2000 and Carl Spielvogel did not timely file a statement pertaining to certain shares issued to him in connection with the merger of Data Broadcasting and Interactive Data.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has provided the following report to our stockholders:

     The audit committee of the board of directors is currently composed of two directors who are independent directors under the applicable Nasdaq listing standards. The audit committee consists of Messrs. Hirschfield and Tessler. Mr. Spielvogel served as a member of the audit committee for a portion of the year until he resigned from the board of directors due to his appointment as the United States Ambassador to the Slovak Republic. Mr. Spielvogel did not participate in the preparation of this report. The purpose of the audit committee is to review our company's financial reporting process on behalf of the board of directors. The audit committee operates under a written charter which is included as Appendix A to the proxy statement. Management has the primary responsibility for the financial statements and the reporting process. Our company's independent auditors are responsible for expressing an opinion on the conformity of our company's audited financial statements to accounting principles generally accepted in the United States of America.

     The audit committee has reviewed and discussed with the independent auditors and management the plan and results of the auditing engagement and the audited financial statements. The audit committee has reviewed with management the scope and nature of our company's internal auditing controls and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. In addition, the audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES and discussed with them their independence from our company and its management and whether the provision of tax consulting, systems review and acquisition related services by the independent auditors is compatible with maintaining the independent auditors' independence.

     The audit committee has also reported to the board of directors its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission on March 28, 2001. The audit committee has also recommended to the board of directors, and the board has approved, the reappointment of PricewaterhouseCoopers LLP as our company's independent auditors for the fiscal year ending December 31, 2001.

                                          Respectfully submitted,
                                          AUDIT COMMITTEE

                                          Allan R Tessler, Chairman

                                          Alan J. Hirschfield

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has provided the following report to our stockholders:

     The Compensation Committee of the board of directors makes recommendations regarding compensation of our executive officers. During 2000, the Compensation Committee consisted of Messrs. Greenberg, Hill and Hoffman, with Mr. Hill serving as Chairman. Messrs. Hill and Hoffman are employees of Pearson. No member of the Committee was an employee of our company or any of its subsidiaries.

COMPENSATION POLICIES AND PROCEDURES FOR EXECUTIVE OFFICERS

     The Compensation Committee seeks to set compensation at levels and through arrangements that will attract and retain qualified executive managerial talent. The Committee ties the compensation to both the individual's and our company's performance by rewarding employees for past contributions, and by setting goals that encourage managerial efforts consistent with corporate growth, strategic progress and the creation of stockholder value. After consultation with outside compensation consultants, the Compensation Committee has concluded that a mix of salary, performance-based incentive bonus and stock options will achieve those objectives.

     Generally, base salaries for executive officers are reviewed annually. Calendar year 2000 salary increases were based upon a review of compensation levels for comparable executive positions using data assembled and analyzed by outside compensation consultants. In assessing compensation levels for individual executive officers, consideration was given to the executive's relative and absolute performance, experience and scope of responsibilities. This assessment was not subject to specific weightings or formulas and gave consideration to the executive's level of compensation relative to survey data provided by the consultants as well as the overall salary budget established by our company. Because the base salary levels and bonus for Messrs. Crane and Imperiale for the 2000 fiscal year were set by the terms of their employment agreements, the Committee did not evaluate or adjust these amounts in 2000.

     In addition to base salary, executive officers are eligible to participate in our company's Key Manager Bonus Plan. This plan provides the executive officers with the opportunity to receive an incentive bonus equal to a percentage of their base salary. The executive officers earn such incentive pay if our company achieves specified financial targets.

     Under our company's 2000 Long Term Incentive Plan, the Committee may grant stock option awards. Options tie a portion of compensation directly to our company's stock performance. Option grant levels take into consideration various surveys conducted by the compensation consultants, prevailing labor market practices and an employee's individual position and ability to impact corporate financial performance.

BASIS FOR THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation for Mr. Clark for the 2000 fiscal year was set at a level consistent with other chief executives of companies in similar businesses using data compiled and analyzed by the compensation consultants. Mr. Clark's bonus arrangement provided for a payment based upon our company's attainment of certain financial targets and Mr. Clark's individual performance. If performance targets were not attained, no bonus would be payable; if targets were exceeded an additional amount could be awarded. In addition, Mr. Clark was granted options to purchase shares of our company's common stock. Stock options granted under the 2000 Long Term Incentive Plan will deliver value to Mr. Clark in direct proportion to our company's stock price appreciation. No specific formula or weighting was used to determine the distribution of compensation between base salary and long term incentives.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Stephen G. Hill, Chairman

                                          Philip J. Hoffman

                                          Donald P. Greenberg

STOCK PERFORMANCE GRAPH

     The graph presented below compares annual cumulative total stockholder return, assuming dividend reinvestment, for the five year period ended December 31, 2000, on an assumed investment of $100 on January 1, 1996, in our company, the NASDAQ National Market Composite Index, the NASDAQ 100 Index and the NASDAQ Financial-100 Market Index. Stockholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends and (ii) the difference between the issuer's share price at the end and at the beginning of the measurement period by (b) the share price at the beginning of the measurement period.

     Due to the changed nature of our company's business that resulted from the merger of Data Broadcasting and Interactive Data, our company has adopted a new peer group index, the NASDAQ Financial-100 Market Index. The Stock Performance Graph below compares our company's stock performance with this index, as well as with the NASDAQ 100 Index, the former peer group index. The graph also compares our company's stock with the NASDAQ National Market Composite Index, a broad market index measuring all domestic NASDAQ companies.

                      STOCK PERFORMANCE COMPARISON OF DATA
              BROADCASTING CORPORATION'S COMMON STOCK (DBC), WITH
          THE NASDAQ NATIONAL MARKET COMPOSITE INDEX (NASDAQ US), THE
           NASDAQ 100 INDEX (NASDAQ 100) AND THE NASDAQ FINANCIAL-100
                      MARKET INDEX (NASDAQ FINANCIAL-100)

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------------------
                                                   12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                                                 ------------ ------------ ------------ ------------ ------------ ------------
------------------------------------------------------------------------------------------------------------------------------
 DBC                                               100.000       56.566       45.455      144.444       66.667       25.283
 NASDAQ US                                         100.000      122.706      149.254      208.405      386.769      234.811
 NASDAQ 100                                        100.000      142.540      171.945      318.625      643.464      406.383
 NASDAQ FINANCIAL-100                              100.000      127.884      200.391      194.843      177.383      196.908

TRANSACTIONS WITH PEARSON

     Beginning on February 29, 2000, Pearson and certain of its subsidiaries began to provide certain services to our company and our company began providing certain services to Pearson. The services provided by Pearson to our company include administering the 401(k) and employee health benefit plans, insurance, and billing, accounts payable, accounts receivable, computer and accounting system support, financial accounting and tax and payroll services related to certain subsidiaries of the company. A majority of these services are related to our company's operation in England and certain of these services, including 401(k) administration, health insurance and certain tax consulting, are billed to our company at Pearson's cost. The services provided by our company to Pearson include editorial, information technology and property services. Our company has been invoiced $9,551,800 for such services provided by Pearson in our 2000 fiscal year and invoiced Pearson $6,262,000 for services provided by our company in our 2000 fiscal year. Pearson and our company, through our independent committee, are currently negotiating a Master Services Agreement relating to the provision of these services. We anticipate the terms of that agreement, once approved, will be applied retrospectively to all services provided after February 29, 2000, and that any required payment adjustments will be applied to offset future charges. Management believes that any such adjustments would not be material.

     In May 2000, the Company borrowed $15,000,000 from an affiliate of Pearson to enable the Company to purchase additional shares of MarketWatch.com, Inc. This borrowing has been repaid. On January 8, 2001, the Company sold its 34.4% ownership in MarketWatch.com,Inc. to an affiliate of Pearson for $26,888,000.

     On March 7, 2001, Pearson's Financial Times Group entered into a trademark license agreement with our company authorizing our company to use the "FT" and "Financial Times" trademarks and logos in our business. The license grants our company the right to use the FT and Financial Times brands for a five-year period for one British Pound with an automatic annual renewal thereafter, unless terminated. The license is subject to quality control standards, restrictions on sublicensing the trademarks to third parties and certain other restrictions. The agreement was approved by the independent committee.

      PROPOSAL TO APPROVE THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     We are proposing the adoption of an Employee Stock Purchase Plan. Our board of directors, acting on the recommendation of management, has approved the adoption of the Employee Stock Purchase Plan, subject to shareholder approval. The Employee Stock Purchase Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

     The purpose of the Employee Stock Purchase Plan is to provide an opportunity for all eligible employees to purchase shares of common stock through voluntary, systematic payroll deductions. By this means employees are provided with an opportunity to acquire an interest in our company's economic progress and a further incentive to promote our best interests.

     The Employee Stock Purchase Plan will authorize 2,000,000 shares of common stock to be sold under it. Our board of directors believes the number of shares reserved under the Employee Stock Purchase Plan should be sufficient for several offerings and make unlikely the need to request additional shares in the near future. The Company also intends to adopt stock purchase programs for employees of its non-United States subsidiaries that are of a type customary for those jurisdictions. Any shares utilized under those programs will reduce the number of shares available under the Employee Stock Purchase Plan.

PLAN SUMMARY

     The following is a brief description of the material features of the Employee Stock Purchase Plan. This description is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan annexed to this proxy statement as Appendix B.

     The Employee Stock Purchase Plan authorizes our board of directors, or a committee delegated such authority, from time to time to make offerings of common stock for sale to eligible employees. Offerings may run consecutively or may overlap. The duration of any offering, the dates during an offering on which shares are to be purchased, and the purchase price for the shares, will be set by our board of directors or the committee, provided that (i) the duration of any offering cannot exceed 27 months, when the purchase price is set by reference, in whole or in part, to the market price of a share on the offer date, or 5 years when the purchase price is set solely by reference to the market price on the purchase date, and (ii) the purchase price per share cannot be lower than 85% of the market price on the offer date, or 85% of the market price on the date of purchase, whichever is less.

     All individuals who, on an offer date, are employees of our company or any subsidiary that has adopted the Employee Stock Purchase Plan with our board of directors' consent, including officers and employee directors, are eligible to participate, except for any employee owning 5% or more of the total combined voting power or value of all classes of the stock of the company or any employee on an approved leave of absence that has exceeded 90 days and whose right to re-employment is not guaranteed. In addition, our board of directors or the committee may exclude from participation certain categories of short-service or part-time employees as permitted by the Internal Revenue Code.

     Payment for shares will generally made through after-tax payroll deductions elected by employees that accumulate during an offering prior to any purchase date. The Internal Revenue Code and the Employee Stock Purchase Plan contain certain limitations relating to the number of shares that may be purchased by any one employee during an offering.

AMENDMENT

     Our board of directors may amend or discontinue the Employee Stock Purchase Plan at any time, provided that, if required by applicable law or stock exchange rule or if so determined by the board of directors in its discretion, any such amendment shall be subject to shareholder approval.

NEW BENEFITS

     Our board of directors has not yet authorized any offerings under the proposed Employee Stock Purchase Plan. As a result, it is not practicable to determine the new benefits for any employees under the Employee Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN

     An employee will not realize taxable income upon the grant of a right to purchase shares or upon the purchase of shares pursuant to the terms of the Employee Stock Purchase Plan even though the price paid for the shares is less than their fair market value at the time of purchase. If an employee disposes of shares acquired under the Employee Stock Purchase Plan, the amount of ordinary income, capital gain or capital loss realized will depend on the holding period of the shares.

     If the employee disposes of shares more than one year after the shares were purchased, and more than 2 years after the offer date, the employee will realize ordinary income in the year of disposition equal to the lesser of (i) any offering date discount, or (ii) the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price. Any additional gain from the sale will be long-term capital gain.

     If the shares are disposed of within the periods described above, the employee will recognize ordinary income equal the excess of the fair market value of the shares on the date of purchase over the purchase price. This excess is taxed as ordinary income even if the shares are sold at a loss. In addition, the employees will recognize capital gain or loss measured by the difference between (i) the sale price and (ii) the purchase price plus the amount of ordinary income recognized.

     Our company generally is not entitled to an income tax deduction when an employee exercises an option to purchase a share under the Employee Stock Purchase Plan or upon the subsequent disposition of any such share. If the disposition is within the periods described above, however, the company will be entitled to an income tax deduction in the year if such disposition in an amount equal to the amount of ordinary income recognized by the employee.

VOTE REQUIRED AND RECOMMENDATION

     Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required for approval of the adoption of the Employee Stock Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF OUR EMPLOYEE STOCK PURCHASE PLAN.

                 PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS

     Our Audit Committee has recommended, and our board of directors has selected, the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2001, subject to ratification by the stockholders. PricewaterhouseCoopers LLP has acted as our independent auditor since fiscal year 1995. Representatives of PricewaterhouseCoopers LLP, the auditors of our 2000 financial statements, are expected to be present at this annual meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our company's annual financial statements for the fiscal year ending December 31, 2000 and the reviews of the financial statements included in our company's Forms 10-Q was $327,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed to us by PricewaterhouseCoopers LLP for financial information systems design and implementation for our fiscal year ending December 31, 2000.

     ALL OTHER FEES. Other fees paid to PricewaterhouseCoopers LLP for tax consulting, systems review and acquisition related services were $719,765.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR.

                      STOCKHOLDER NOMINATION OF DIRECTORS

     Nominations other than those made by our directors must be in writing and be delivered to our corporate secretary at our principal executive offices at 22 Crosby Drive, Bedford, Massachusetts, 01730 not less than 10 days after the date on which notice of the annual or special meeting is first given to the stockholders, or more than 60 days prior to any annual or special meeting, whichever is later. Such nominations must include the information regarding the person advancing the nomination as well as information about the nominee as required by our bylaws. Nominations not made according to these procedures will be disregarded.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the 2002 Annual Meeting under SEC Rule 14a-8 must insure that such proposals are received by our corporate secretary not later than December 31, 2001. Such proposals must meet the requirements of the SEC to be eligible for inclusion in our company's 2001 proxy materials. In order for a proposal to be considered "timely" within the meaning of SEC Rule 14a-4(c), such proposal must be received prior to March 16, 2002.

                                          By order of the Board of Directors.

                                          /s/ Andrea H. Loew
                                          Andrea H. Loew
                                          Corporate Secretary

April 30, 2001

                                                                      APPENDIX A

                          AUDIT COMMITTEE CHARTER FOR
                 DATA BROADCASTING CORPORATION (THE "COMPANY")

PURPOSE AND POWERS

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct and the reliability and integrity of the Company's financial reporting process, including the review of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by the Company's management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

     The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Committee shall be responsible for overseeing the independence of the outside auditors.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, selected annually by the Board. The Committee's composition will meet the independence, experience and other requirements of the Audit Committee Policy of the National Association of Securities Dealers ("NASD"). Without limiting the generality of the foregoing:

          1. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

          2. Each member of the Audit Committee will be financially literate within a reasonable period of time after appointment to the Committee.

     In addition, at least one member of the Committee will have past employment experience in finance or accounting or comparable experience or background.

DUTIES

     The Committee's job is one of oversight and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. It is not the duty of the Committee to assure compliance with applicable laws and regulations. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors work. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - Consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management. Discuss with the independent accountants any significant changes in auditing standards or their audit scope.

     - Periodically discuss with management and the outside auditors major financial risk exposures and the quality of accounting policies and adequacy of the Company's internal controls and financial reporting.

     - Review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval.

     - Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     - Obtain from the independent auditors assurance that they will inform the Company's management concerning any information that comes to their attention indicating that an illegal act has or may have occurred that could have a material affect on the Company's financial statements.

     - Review with the independent auditors any problems or difficulties the independent auditors may have encountered, any management letter provided by the independent auditors and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

     - Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 as amended.

     - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action to oversee the independence of the outside auditors.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - As a whole, or through the Committee chair, review with the outside auditors, prior to filing with the Securities and Exchange Commission, the Company's interim financial results to be included in the Company's quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 as amended; this review will occur prior to the Company's filing of the Form 10-Q.

     - Subject to any action that may be taken by the full Board, possess the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors and to approve the fees to be paid to the outside auditors.

     - Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     - Report through its Chairperson to the Board following meetings of the Committee.

     - Maintain minutes or other records of meetings and activities of the Committee.

                                                                      APPENDIX B

                         DATA BROADCASTING CORPORATION

                       2001 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Data Broadcasting Corporation 2001 Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate the ownership of shares common stock of Data Broadcasting Corporation (the "Company") by eligible employees of the Company and its Subsidiaries. The Board of Directors of the Company (the "Board") believes that employee participation in ownership benefit the employees and the Company. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the United States Internal Revenue Code of 1986, as amended (the "Code").

     2. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth below:

          (a) "Committee" means the Board or a committee appointed by the Board to administer the Plan.

          (b) "Compensation" means, with respect to any paycheck, either (i) the portion thereof representing the gross remuneration paid for services rendered, or (ii) the portion thereof representing base salary or regular wages, as determined by the Committee.

          (c) "Eligible Employee" means an Employee who is eligible to participate pursuant to Section 4(a).

          (d) "Employee" means each individual who is an employee of the Company or a Subsidiary for purposes of federal tax withholding; provided, however, that the term Employee shall not include any individual (i) who for purposes of section 423(b)(3) of the Code, is deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or (ii) who is on an approved leave of absence that has exceeded 90 days and whose right to re-employment is not guaranteed either by statute or by contract.

          (e) "Enrollment Form" means the document prescribed by the Committee pursuant to which an Eligible Employee has enrolled to become a Participant.

          (f) "Market Value" on any date means the closing price of a Share at the end of regular trading on such date or, if unavailable, the average of the closing bid and asked prices per Share at the end of regular trading on such date (or, if there was no trading or quotation in the Shares on such date, on the next preceding date on which there was trading or quotation) as provided by the United States national securities exchange or interdealer quotation system on which the Shares are listed or quoted.

          (g) "Offering" means each separate offering of Shares under the Plan that occurs during each Offering Period.

          (h) "Offering Date" means the date on which each Offering Period is to commence, as determined by the Committee.

          (i) "Offering Period" means a period of such duration as determined by the Committee; provided, however, that the duration of the Offering Period shall not exceed (i) 27 months, where the Purchase Price is set by reference, in whole or in part, to the Market Value on the Offering Date, or (ii) 5 years, where the Purchase Price is set solely by reference to the Market Value on the Purchase Date. Offering Periods may run consecutively or may overlap, as determined by the Committee.

          (j) "Participant" means each Eligible Employee who elects to participate in the Plan.

          (k) "Purchase Date" means the last day of each Offering Period, and such interim dates, as determined by the Committee, on which Shares may be purchased pursuant to the Plan.

          (l) "Purchase Price" shall mean the price at which a Share shall be purchased on each Purchase Date, the method for determining which shall be set in advance of each Offering by the Committee;

     provided, however, that the Purchase Price shall not be less than 85% of the Market Value on the (i) Offering Date, or (ii) Purchase Date, whichever is lower.

          (m) "Share" means a share of common stock of the Company.

          (n) "Stock Purchase Account" means a noninterest bearing bookkeeping entry established by the Company or a Subsidiary, which shall record all amounts deducted from a Participant's Compensation or otherwise contributed by the Participant for the purpose of purchasing Shares for such Participant under the Plan, reduced by all amounts applied to the purchase of Shares for such Participant under the Plan. Neither the Company nor any Subsidiary shall be required to segregate or set aside any amounts so deducted or contributed, and such bookkeeping entry shall not represent an interest in any assets of the Company or a Subsidiary. All deducted or contributed amounts shall remain part of the general assets of the Company or a Subsidiary until they are applied to purchase Shares under the Plan, and until such time may be used for any corporate purpose.

          (o) "Subsidiary" shall mean a corporation that is described in section 424(f) of the Code with respect to the Company and that has, with the permission of the Board, adopted the Plan.

     3. Administration.

     (a) The Plan shall be administered by the Committee who shall have the authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. In administering the Plan, the Committee shall ensure that all Eligible Employees have the same rights and privileges, to the extent required under Section 423(b)(5) of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Participants, and any person claiming any rights under the Plan from or through any Participant, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. The Committee may delegate to officers or managers of the Company or its Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

     (b) Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or other employee of the Company, its Subsidiaries, the Company's independent certified public accountants or any compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     4. Eligibility and Participation.

     (a) During each Offering, each individual who is an Employee on the Offering Date shall be eligible to participate in the Plan; provided, however, that with respect to any Offering, the Committee may exclude such Employees who are described in Section 423(b)(4) of the Code.

     (b) Each Eligible Employee may elect to participate in an Offering by completing an Enrollment Form at such time as determined by the Committee.

     (c) Unless otherwise determined by the Committee, the purchase of Shares under the Plan shall be funded solely through payroll deductions accumulated during the Offering Period. In an Enrollment Form, an Eligible Employee shall designate the amount of Compensation to be deducted from each paycheck, subject to such maximum limit as may be set by the Committee on a uniform basis. Such payroll deductions shall be credited to the Participant's Stock Purchase Account. Increases or decreases to a Participant's rate of payroll deduction during an Offering Period may be permitted in the discretion of the Committee, based on uniform rules to be established by the Committee.

     (d) Any Participant may voluntarily withdraw from an Offering by filing a notice of withdrawal with the Committee at such time in advance as the Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, credited to such Participant's Stock Purchase Account.

     (e) Except as otherwise provided by the Committee, if a Participant ceases to be employed by the Company or a Subsidiary, participation in the Plan shall cease and the entire amount, if any, credited to such Participant's Stock Purchase Account shall be refunded to such Participant. To the extent provided by the Committee, if a Participant remains employed by the Company or a Subsidiary, but ceases to be an Eligible Employee, such Participant may continue to participate in the Plan through the end of the Offering Period in which such cessation occurs, but may participate thereafter only pursuant to Section 4(a).

     5. Purchase of Shares. Subject to Section 6, on any Purchase Date, there shall be purchased on behalf of each Participant that number of Shares which equals the amount then credited to each Participant's Stock Purchase Account divided by the Purchase Price (rounded down to the nearest whole Share). Any amounts not so applied (i.e., that would result in a fractional Share) shall remain in the Participant's Stock Purchase Account.

     6. Limitations.

     (a) The aggregate number of Shares that may be purchased under the Plan shall not exceed 2,000,000, subject to the adjustments set forth in Section 8. Shares delivered to a Participant upon purchase may, at the Company's discretion, either be newly issued directly from the Company from its authorized but unissued Shares or acquired by open market purchase on behalf of the Participant. If the total number of Shares subscribed for under any Offering exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the available Shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In that event, the payroll deductions made or to be made pursuant to authorizations for that Offering shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant.

     (b) The aggregate number of Shares that may be purchased by any Participant with respect to any one Offering Period shall not exceed 6,000, subject to the adjustments set forth in Section 8.

     (c) No Eligible Employee shall be granted the right to purchase Shares that would exceed the limitation set forth in Section 423(b)(8) of the Code.

     In order to satisfy the foregoing limitations, the Committee shall have the right to (i) decrease or suspend a Participant's payroll deductions, (ii) not apply all or any portion of a Participant's Stock Purchase Account toward the purchase of Shares, and (iii) repurchase Shares previously purchased by a Participant at the Purchase Price paid by the Participant. In respect of Section 6(a) above, any such method shall be applied on a uniform basis.

     7. Restrictions on Shares. Shares purchased by a Participant shall, for all purposes, be deemed to have been issued at the close of business on the relevant Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Shares. All Shares purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee and may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant's behalf. The Committee shall have the authority to determine the restrictions, if any, to which Shares shall be subject (including lock-ups and other transfer restrictions), and may condition the delivery of the Shares upon the execution by the Participant of any agreement providing for such restrictions and/or require that the Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee in order to enforce such restrictions.

     8. Adjustments.

     (a) In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the limitations on the number of Shares that may be purchased under Sections 6(a) and (b), (ii) the kind of Shares reserved for purchase under the Plan, and (iii) the calculation of the Purchase Price.

     (b) If the Shares shall cease for any reason to be listed on any nationally recognized stock exchange or quotation system in the United States, the Plan and any Offering hereunder shall thereupon terminate, and the balance then standing to the credit in the Stock Purchase Account of each Participant shall be returned to each such Participant.

     9. General Provisions.

     (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     (b) Nonalienation. The right to purchase Shares under the Plan is personal to the Participant, is exercisable only by the Participant during such Participant's lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such Shares and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

     (c) Taxes. The Company or any Subsidiary shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the purchase or subsequent sale of Shares, and the Committee shall institute such mechanisms as shall insure the collection of such taxes. If Shares acquired with respect to an Offering are sold or otherwise disposed of within two years after the Offering Date or within one year after the Purchase Date, the holder of the Shares immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company's or any other corporation's taxable income. The Committee may impose such procedures as it determines may be necessary to ensure that such notification is made (e.g., by requiring that Shares be held in a brokerage or custodial account established with a broker or other custodian selected by the Committee).

     (d) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee's employment or other person's service at any time or with the right of the Board or stockholders to remove any director.

     (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if (i) such stockholder approval is required by any law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or
(ii) the Board, in its discretion, otherwise determines to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Shares previously purchased by the Participant. Upon termination of the Plan, any amounts then credited to a Participant's Stock Purchase Account shall be returned to the Participant.

     (f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options or purchase rights otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (g) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

     (h) Effective Date. The Plan shall become effective as of the date of its adoption by the Board, subject to approval of such adoption by the Company's stockholders within 12 months of the date of such adoption.

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Elect the nominees      FOR all nominees              WITHHOLD        Nominees:  Stuart Clark
   listed at right as      listed at right               AUTHORITY                  John Fallon
   set forth in the        (except as marked          to vote for all               Donald P. Greenberg
   proxy statement         to the contrary            nominees listed               Stephen Hill
                           at right)                  at right                      Alan J. Hirschfield
                                                                                    Philip J. Hoffman
                                                                                    Gloria Samuels
                                                                                    Giles Spackman
                                                                                    Carl Spielvogel
                                 [ ]                       [ ]                      Alan R. Tessler

                                                                                    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
                                                                                    FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S
                                                                                    NAME IN THE SPACE PROVIDED BELOW).
                                                                                    ________________________________________________


2. Approve the amendment                FOR       AGAINST           ABSTAIN
   of our Certificate of
   Incorporation to change
   the name of our corporation          [ ]         [ ]               [ ]
   to Interactive Data Corporation



3. Adopt the 2001 Employee
   Stock Purchase Plan
                                        [ ]         [ ]               [ ]


4. Ratify the appointment of
   PricewaterhouseCoopers LLP
   as our independent auditors for
   the fiscal year ending
   December 31, 2001                    [ ]         [ ]               [ ]


5. Approve such other business as may properly come before the meeting or any adjournment thereof

         [ ] Please check this box if you plan to attend the Annual Meeting.


Signatures ___________________________________

Signature if held jointly __________________________________

                                                  Dated: _________________, 2001

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                          DATA BROADCASTING CORPORATION

                            PROXY FOR ANNUAL MEETING

                                  JUNE 15, 2001

The undersigned hereby appoints Steven G. Crane and Andrea H. Loew, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as proxy all the stock of the undersigned in Data Broadcasting Corporation, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on June 15, 2001 and any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY WRITING THE NOMINEE(S) FOR DIRECTOR(S) NAME(S) IN THE BLANK PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

                (Continued and to be signed on the reverse side)